Exhibit 99.1

Universal Continues Its Acquisition Strategy, Acquiring Roadrunner Intermodal Services

Warren, MI – November 5, 2019 — Universal Logistics Holdings, Inc. (NASDAQ: ULH), a leading asset-light provider of customized transportation and logistics solutions, announced today its acquisition of Roadrunner Intermodal Services, LLC, Morgan Southern, Inc., Wando Trucking, LLC, and Central Cal Transportation, LLC (collectively, “Roadrunner Intermodal”) from Roadrunner Transportation Systems, Inc. (NYSE: RRTS).  Roadrunner Intermodal is a nationwide drayage provider, servicing major port and rail locations throughout the United States.  Operating a fleet of over 700 tractors, Roadrunner Intermodal services a broad range of customers utilizing a mix of company-owned and owner-operator provided capacity. For the trailing 12-month period ended September 30, 2019, Roadrunner Intermodal reported total operating revenues of $125 million.

After giving effect to the acquisition of Roadrunner Intermodal and before any synergies, Universal expects its intermodal drayage business to operate an estimated fleet of over 2,500 tractors, transact business from 49 terminals strategically located throughout the United States, and produce future annual revenues in excess of $500 million. Universal anticipates that Roadrunner Intermodal will operate as a subsidiary of Universal Intermodal, Inc. The transaction should be immediately accretive to Universal’s earnings per share and cash flow.

“The acquisition of Roadrunner Intermodal is extremely exciting for us,” stated Jeff Rogers, Universal’s Chief Executive Officer.   “Roadrunner Intermodal has been a strong competitor over the years, servicing several of the same markets as Universal.  We see a great deal of opportunity to integrate these two best-in-class drayage providers, while adding a significant amount of additional capacity to our network.  I’m excited to get to work with the talented people at Roadrunner Intermodal and continue delivering outstanding service to the customers they support.”

About Universal

Universal Logistics Holdings, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia.  We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes.  We offer our customers a broad array of services across their entire supply chain, including truckload, brokerage, dedicated, intermodal, and value-added services.

About Roadrunner Transportation Systems, Inc.

Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics provider offering a full suite of services and solutions under the Roadrunner®, Active On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload and over-the-road truckload services. Active On-Demand offers premium mission critical air and ground logistics solutions. Ascent Global Logistics offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the accretive impact of the transaction and our exploration of additional acquisition opportunities. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, which identify prospective information. In some cases, forward-looking statements can be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. However, the absence of these words does not mean that the statements are not forward looking.  Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s most recent periodic filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.